EXHIBIT 99.2

                           FloridaFirst Bancorp, Inc.
                                PROPOSED LETTERS


                                      INDEX
                                      -----

 1.   Dear Member Letter including IRA or Qualified Plan *

 2.   Dear Member Letter for Non Eligible States

 3.   Dear Friend Letter - Eligible Account Holders who are no longer Members *

 4.   Dear Potential Investor Letter *

 5.   Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing *

 6.   Proxy Request

 7.   Mailing Insert/Lobby Poster

 8.   Invitation Letter - Informational Meetings

 9.   Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

10.   Dear Shareholder - Confirmation Letter

11.   Dear Interested Investor - No Shares Available Letter

12.   Welcome Shareholder Letter - For Initial Certificate Mailing

13.   Dear Interested Subscriber Letter - Subscription Rejection

14.   Letter for Sandler O'Neill Mailing to Clients *


            *     Accompanied by a Prospectus

            Note:        Items 1 through 7 are produced by the Financial Printer and Items 8 through 14 are produced by the Conversion Center.


                           FloridaFirst Bancorp, Inc.
Dear Member:

The Boards of Directors of FloridaFirst Bank and FloridaFirst Bancorp MHC have voted unanimously in favor of a plan of conversion and reorganization whereby FloridaFirst Bancorp MHC will convert from a federally chartered mutual holding company to a stock corporation to be named FloridaFirst Bancorp, Inc. Pursuant to this plan, FloridaFirst Bancorp, Inc. will own all of the common stock held by FloridaFirst Bank. We are converting so that the Bank and the MHC will be structured in a form of ownership used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow us to become stronger.

As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than FloridaFirst Bancorp MHC) of FloridaFirst Bank will be exchanged for shares of common stock of FloridaFirst Bancorp, Inc. In addition, shares of common stock of FloridaFirst Bancorp, Inc. will be offered to certain depositors and borrowers of FloridaFirst Bank, FloridaFirst Bank's stockholders and members of the public.

To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and then casting your vote in favor of the plan of conversion and reorganization, and mailing your signed proxy card immediately in the enclosed ___ postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which FloridaFirst Bank acts as trustee and we do not receive a proxy from you, FloridaFirst Bank, as trustee for such account, intends to vote in favor of the plan of conversion and reorganization on your behalf.

If the plan of conversion and reorganization is approved let me assure you that:

o Deposit accounts will continue to be federally insured to the fullest extent permitted by law. o Existing deposit accounts and loans will not undergo any change. o Voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of FloridaFirst Bancorp, Inc. common stock on a priority basis, before the stock is offered for sale to the general public. The enclosed Proxy Statement and Prospectus describes the stock offering and the operations of FloridaFirst Bank. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the FloridaFirst Bank) to FloridaFirst Bank in the enclosed _____ postage-paid envelope marked "STOCK ORDER RETURN", or return it to any full-service banking office of FloridaFirst Bank. Your order must be physically received by FloridaFirst Bank no later than _____ p.m., Eastern time on ______, ____ xx, 2000, unless extended. Please read the Prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Plan maintained at the FloridaFirst Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than the FloridaFirst Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx. The conversion center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 22, 2000, through 12:00 noon Monday, November 27, 2000, in observance of the Thanksgiving holiday.
                                           Sincerely,
                                           Gregory C. Wilkes
                                           President and Chief Executive Officer
The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.
#1

                           FloridaFirst Bancorp, Inc.

Dear Member:

The Boards of Directors of FloridaFirst Bank and FloridaFirst Bancorp MHC have voted unanimously in favor of a plan of conversion and reorganization whereby FloridaFirst Bancorp MHC will convert from a federally chartered mutual holding company to a stock corporation to be named FloridaFirst Bancorp, Inc. Pursuant to this plan, FloridaFirst Bancorp, Inc. will own all of the common stock held by FloridaFirst Bank. We are converting so that the Bank and the MHC will be structured in a form of ownership used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow us to become stronger.

As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than FloridaFirst Bancorp MHC) of FloridaFirst Bank will be exchanged for shares of common stock of FloridaFirst Bancorp, Inc. In addition, shares of common stock of FloridaFirst Bancorp, Inc. will be offered to certain depositors and borrowers of FloridaFirst Bank, FloridaFirst Bank's stockholders and members of the public.

To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed Proxy Statement and then casting your vote in favor of the plan of conversion and reorganization, and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Members and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which FloridaFirst Bank acts as trustee and we do not receive a proxy from you, FloridaFirst Bank, as trustee for such account, intends to vote in favor of the plan of conversion and reorganization on your behalf.

If the plan of conversion and reorganization is approved let me assure you that:

     o Deposit accounts will continue to be federally insured to the fullest extent permitted by law.

     o    Existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription and community offerings, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued common stock of FloridaFirst Bancorp, Inc., or (2) an agent of the Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx. The conversion center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 22, 2000, through 12:00 noon Monday, November 27, 2000, in observance of the Thanksgiving holiday.

                                           Sincerely,


                                           Gregory C. Wilkes
                                           President and Chief Executive Officer






The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

#2

                           FloridaFirst Bancorp, Inc.



Dear Friend of FloridaFirst Bank:

The Boards of Directors of FloridaFirst Bank and FloridaFirst Bancorp MHC have voted unanimously in favor of a plan of conversion and reorganization whereby FloridaFirst Bancorp MHC will convert from a federally chartered mutual holding company to a stock corporation to be named FloridaFirst Bancorp, Inc. Pursuant to this plan, FloridaFirst Bancorp, Inc. will own all of the common stock held by FloridaFirst Bank. We are converting so that the Bank and the MHC will be structured in a form of ownership used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow us to become stronger. The conversion and reorganization will in no way affect the insurance of deposit accounts or the services offered by the FloridaFirst Bank.

As part of the conversion and reorganization, the shares of common stock owned by the existing shareholders (other than FloridaFirst Bancorp MHC) of FloridaFirst Bank will be exchanged for shares of common stock of FloridaFirst Bancorp, Inc. In addition, shares of common stock of FloridaFirst Bancorp, Inc. will be offered to certain depositors and borrowers of FloridaFirst Bank, FloridaFirst Bank's stockholders and members of the public.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of FloridaFirst Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed Prospectus describes the stock offering and the operations of FloridaFirst Bank. If you wish to subscribe for stock, please complete the stock order and certification form and mail it along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the FloridaFirst Bank) to FloridaFirst Bank in the enclosed postage-paid envelope marked "STOCK ORDER RETURN", or return it to any full-service banking office of FloridaFirst Bank. Your order must be physically received by FloridaFirst Bank no later than _____ p.m., Eastern time on ______, ____ xx, 2000, unless extended. Please read the Prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx. The conversion center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 22, 2000, through 12:00 noon Monday, November 27, 2000, in observance of the Thanksgiving holiday.




                                           Sincerely,


                                           Gregory C. Wilkes
                                           President and Chief Executive Officer







The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.


#3

                           FloridaFirst Bancorp, Inc.




Dear Potential Investor:


We are pleased to provide you with the enclosed material in connection with the conversion and reorganization of FloridaFirst Bank and FloridaFirst Bancorp MHC, the mutual holding company of FloridaFirst Bank, into the stock holding company structure.

This information packet includes the following:

   PROSPECTUS: This document provides detailed information about the FloridaFirstBank's operations, and the proposed stock offering by FloridaFirst Bancorp Inc., the holding company formed by the Bank to become the Bank's parent company upon completion of the conversion and reorganization. Please read it carefully prior to making an investment decision.

   STOCK ORDER AND CERTIFICATION FORM: Use this form to subscribe for stock and return it together with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with FloridaFirst
   Bank) to FloridaFirst Bank in the enclosed postage-paid envelope. Your order must be physically received by FloridaFirst Bank no later than _____ p.m., Eastern time on _______, ____ xx, 2000, unless extended.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx. The conversion center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Wednesday, November 22, 2000, through 12:00 noon Monday, November 27, 2000, in observance of the Thanksgiving holiday.
                                           Sincerely,




                                           Gregory C. Wilkes
                                           President and Chief Executive Officer








The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.


#4

                  SANDLER O'NEILL & PARTNERS, L.P. (LETTERHEAD)






Dear Customer of FloridaFirst Bank:


At the request of FloridaFirst Bank and FloridaFirst Bancorp MHC, we have enclosed material regarding the offering of common stock by FloridaFirst Bancorp, Inc. the holding company formed by the Bank and the MHC to become the Bank's parent company. This material is offered in connection with the conversion and reorganization of the Bank and the MHC. The materials include a Prospectus and a stock order and certification form which offer you the opportunity to subscribe for shares of common stock of FloridaFirst Bancorp, Inc.

We recommend that you read this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at FloridaFirst Bank) to FloridaFirst Bank no later than ____ p.m., Eastern time on ____, _____ xx, 2000 in the accompanying ___ postage-paid envelope marked "STOCK ORDER RETURN." If you have any questions after reading the enclosed material, please call the conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.



                                                Sincerely,




                                                Sandler O'Neill & Partners, L.P.




The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

Enclosure


#5

                               PROXY REQUEST

--------------------------------------------------------------------------------

                           Logo: FloridaFirst Bank

                    ------------------------------------

                             WE NEED YOUR VOTE!

                    ------------------------------------

      DEAR CUSTOMER OF FLORIDAFIRST BANK:

      YOUR VOTE ON OUR PLAN OF CONVERSION AND REORGANIZATION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND
                                   --------------
      MAIL THE ENCLOSED PROXY TODAY.   IF YOU HAVE MORE THAN ONE ACCOUNT
      YOU MAY RECEIVE MORE THAN ONE PROXY.


                REMEMBER: VOTING DOES NOT OBLIGATE YOU TO BUY STOCK. THE BOARD OF DIRECTORS OF FLORIDAFIRST BANK HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND REORGANIZATION AND URGES YOU TO VOTE IN FAVOR OF THE IT. YOUR FLORIDAFIRST DEPOSIT ACCOUNTS OR LOANS WITH
                THE BANK WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.


      A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (XXX) XXX-XXXX.

      PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.
                               ---


                                            SINCERELY,
                                            FLORIDAFIRST BANK



--------------------------------------------------------------------------------

#6

                              -------------------

                                     L O G O

                              -------------------





                                FloridaFirst Bank





                                Please Support Us

                                    Vote Your

                                Proxy Card Today





--------------------------------------------------------------------------------
If you have more than one account, you may have received more than one Proxy Card depending upon the ownership structure of your accounts. Please vote, sign and return all Proxy Cards that you received.
--------------------------------------------------------------------------------


#7

                                FloridaFirst Bank



                                                      ____________________, 2000





Dear _______:

We are pleased to announce that the Boards of Directors of FloridaFirst Bank and FloridaFirst Bancorp MHC have adopted a plan of conversion and reorganization whereby FloridaFirst Bancorp MHC will convert from a federally chartered mutual holding company to a stock corporation to be named FloridaFirst Bancorp, Inc. Pursuant to this plan, FloridaFirst Bancorp, Inc. will own all of the common stock held by FloridaFirst Bank. We are converting so that the Bank and the MHC will be structured in a form of ownership used by most other holding companies of savings institutions, commercial banks and most other business entities, and to allow us to become stronger.

You are cordially invited to join members of our senior management team at an informational meeting to be held on ___________ at 7:30 p.m. to learn more about the conversion and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our conversion center at (XXX) XXX-XXXX. The conversion center is open Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m.


                                                     Sincerely,



                                                     Signature
                                                     Title







The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.


(Printed by Conversion Center)


#8

                           FloridaFirst Bancorp, Inc.






                                                      ____________________, 2000




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of common Stock of FloridaFirst Bancorp, Inc.

At this time, we cannot confirm the number of shares of FloridaFirst Bancorp, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion reorganization following completion of the stock offering.

If you have any questions, please call our conversion center at (xxx) xxx-xxxx.



                                                      Sincerely,

                                                      FloridaFirst Bancorp, Inc.
                                                      Conversion Center





The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.


(Printed by Conversion Center)


#9

                           FloridaFirst Bancorp, Inc.





                                                      ____________________, 2000








Dear Shareholder:

We appreciate your interest in the stock offering of FloridaFirst Bancorp, Inc. Due to the excellent response from our eligible account holders, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the plan of conversion and reorganization, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________ xx, 2000. Trading will commence on the Nasdaq National Market under the symbol "FFBK " on __________ xx, 2000. Your stock certificate will be mailed to you shortly.

We thank you for your interest in FloridaFirst Bancorp, Inc., and welcome you as a charter shareholder.


                                                      Sincerely,
                                                      FloridaFirst Bancorp, Inc.
                                                      Conversion Center










The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)


#10

                           FloridaFirst Bancorp, Inc.







                                                      ____________________, 2000





Dear Interested Subscriber:

We recently completed our subscription and community offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in FloridaFirst Bancorp, Inc. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "FFBK".



                                                      Sincerely,



                                                      FloridaFirst Bancorp, Inc.
                                                      Conversion Center









The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)


#11

                           FloridaFirst Bancorp, Inc.




                                                      ____________________, 2000




Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in FloridaFirst Bancorp, Inc., the holding company of FloridaFirst Bank.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                         Registrar and Transfer Company
                          Investor Relations Department
                                10 Commerce Drive
                             Cranford, NJ 07016-3572
                                1 (800) 368-5948
                              email: info@rtco.com

Please also remember that your certificate is a negotiable instrument which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of FloridaFirst Bancorp, Inc. and the employees of FloridaFirst Bank, I would like to thank you for supporting our offering.


                                           Sincerely,


                                           Gregory C. Wilkes
                                           President and Chief Executive Officer







The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.


(Printed by Conversion Center)


#12

                           FloridaFirst Bancorp, Inc.






                                                      ____________________, 2000






Dear Interested Subscriber:

We regret to inform you that FloridaFirst Bank, FloridaFirst Bancorp MHC, and FloridaFirst Bancorp, Inc. the holding company for Florida First Bank, have decided not to accept your order for shares of FloridaFirst Bancorp, Inc. common stock in our community offering. This action is in accordance with our plan of conversion and reorganization which gives the Bank, the Mutual Holding Company and the Company, the absolute right to reject the subscription of any community member, in whole or in part, in the community offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.


                                                      Sincerely,


                                                      FloridaFirst Bancorp, Inc.
                                                      Conversion Center















(Printed by Conversion Center)


#13

                   SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD





                                                      ____________________, 2000




To Our Friends:

We are enclosing the offering material for FloridaFirst Bancorp, Inc. in connection with the conversion and reorganization of FloridaFirst Bank and FloridaFirst Bancorp MHC, the mutual holding company of the Bank, into the stock holding company structure.

Sandler O'Neill & Partners, L.P. is managing FloridaFirst Bancorp, Inc.'s subscription and community offerings, which will conclude at ____ p.m., Eastern time on _____, xx, 2000. Sandler O'Neill is also providing conversion agent and proxy solicitation services. In the event that all the stock is not subscribed for in the subscription and community offerings, Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of , are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.

                                                Sincerely,


                                                SANDLER O'NEILL & PARTNERS, L.P.






The shares of common stock offered in the conversion and reorganization are not savings accounts or deposits and are not insured or guaranteed by FloridaFirst Bancorp MHC, FloridaFirst Bank, FloridaFirst Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.


(Printed by Sandler O'Neill)


#14